Exhibit 99.1
Calamos Asset Management, Inc.       2020 Calamos Court       Naperville, Illinois 60563       800.582.6959       www.calamos.com

FOR IMMEDIATE RELEASE	News Release
Contact:
Maryellen Thielen
630-955-4830
Calamos Asset Management, Inc. Reports Strong Results
For the First Quarter of 2006,
Reflecting 24 Percent Growth in Assets Under Management
•	Revenues increased 24 percent to $120.8 million for the first quarter of 2006 versus the same period of 2005

•	Operating income climbed 20 percent to $58.8 million for the first quarter of 2006 versus 2005

•	Diluted earnings per share rose 36 percent to 38 cents for the first quarter of 2006 versus 2005

•	The board declared a regular quarterly dividend of 9 cents per share
          NAPERVILLE, Ill., April 25, 2006 – Calamos Asset Management, Inc. (Nasdaq: CLMS) reported strong results for the first quarter of 2006, reflecting a 24 percent increase in assets under management.
          The company reported $47.6 billion in assets under management at March 31, 2006, 24 percent higher than $38.2 billion in assets at March 31, 2005. For the first quarter ended March 31, 2006, revenues were $120.8 million, up 24 percent from $97.3 million for the first quarter of 2005. Operating income increased 20 percent to $58.8 million from $49.0 million a year ago. Operating margin was 48.7 percent for the first quarter of 2006, compared with 50.3 percent for the year-earlier period.
          Net income for the first quarter of 2006 was $9.0 million, an increase of 41 percent from $6.4 million for the same quarter a year ago.1 Diluted earnings per share rose 36 percent to 38 cents per share for the first quarter of 2006 from 28 cents per share for the first quarter of 2005.
          Also announced today, the board of directors declared a regular quarterly dividend of 9 cents per share, payable on May 24, 2006 to shareholders of record on May 9, 2006.
          “Our strategy to diversify our client base has continued to contribute to organic asset growth,” said John P. Calamos, Sr., chairman and chief executive officer. “Last month, we were well-received by institutional investors and consultants during a road show in Europe. Partly as a result, the U.S. equity growth fund that we subadvise for Swiss bank Union Bancaire Privée nearly doubled in size during the quarter, to approximately $700 million in assets at March 31.

[1]	Net income reflects only 23.1 percent of the operating companies’ results due to minority interests’ ownership of 76.9 percent of the operating companies.
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CALAMOS ASSET MANAGEMENT, INC.

As another important component of our strategy, we are continuing to build out our institutional sales and client services capabilities to better service our growing client base.”
          At March 31, 2006, the company had $35.0 billion in mutual funds and $12.6 billion in separate accounts, for a total of $47.6 billion in assets under management. Assets under management rose 24 percent during the 12 months ended March 31, 2006, due to $3.1 billion in net purchases and $6.2 billion in net market appreciation. Average assets under management were $46.3 billion for the first quarter of 2006, an increase of 22 percent from $38.0 billion for the same period of 2005.
          During the first quarter of 2006:
•	Assets under management increased 9 percent, due to $1.4 billion in net purchases and $2.4 billion in net market appreciation.

•	The Calamos Market Neutral Income Fund ended the quarter at $456.3 million in assets, a 74 percent increase since it was re-opened to new investments at year-end 2005.

•	The Calamos International Growth Fund grew to $229.7 million in assets as of March 31, 2006, one year after inception.

•	Lipper awarded 2005 Performance Achievement Certificates recognizing the Class A share performance of the following Calamos funds for the periods ended Dec. 31, 2005: Global Growth and Income Fund, #1 global multi-cap core fund for one year; Market Neutral Income Fund, #1 flexible income fund for 10 years; and Growth Fund, #1 multi-cap growth fund for 15 years.
          Management will hold an investor conference call at 5 p.m. Eastern time on Tuesday, April 25, 2006. To access the live call and view management’s presentation, visit the Investor Relations/Events section of www.calamos.com. Alternatively, participants may listen to the live call by dialing 800-374-2572 (706-679-3532 outside the United States). Management’s presentation and a replay of the call will be available until the end of the day on May 2 by clicking on the Investor Relations/Events section of www.calamos.com, or by dialing 800-642-1687 (706-645-9291 outside the U.S.) and entering conference ID number 7695400.
          Calamos Asset Management, Inc. (Nasdaq: CLMS) is a diversified investment management firm offering equity, high yield, convertible and alternative investment strategies, among others. The firm serves institutions and individuals via separately managed accounts, open-end mutual funds and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
          From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Such risks and uncertainties include, but are not limited to: loss of revenues due to contract terminations and redemptions, our ownership structure, catastrophic or unpredictable events, unavailability of third-party retail distribution channels, damage to our reputation, fluctuations in the financial markets and the competitive conditions in the mutual fund, asset management and broader financial services sectors. For a discussion concerning these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” and, where applicable, “Business Risks” in the company’s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.
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CALAMOS ASSET MANAGEMENT, INC.

          Past performance is no guarantee of future results. Investors should consider the investment objective and policies, risk considerations, charges and expenses of the Calamos Funds carefully before investing. The prospectus contains this and other information relevant to an investment in the Calamos Funds. For a prospectus, please contact your securities representative or Calamos Financial Services LLC, the Funds’ distributor, 2020 Calamos Court, Naperville, Illinois 60563, (800) 582-6959. Please read the prospectus carefully before you invest or send money.
Calamos Asset Management, Inc.
Unaudited Consolidated Condensed Statements of Operations
(in thousands, except share data)

	Three Months Ended March 31,
	2006	2005
Revenues:
Investment management fees	$81,479	$65,840
Distribution and underwriting fees	38,140	30,625
Other	1,144	856

Total revenues	120,763	97,321
Expenses:
Employee compensation and benefits	19,006	14,921
Distribution and underwriting expense	24,965	17,671
Amortization of deferred sales commissions	7,740	7,876
Marketing and sales promotion	3,108	3,468
General and administrative	7,174	4,396

Total expenses	61,993	48,332

Operating income	58,770	48,989
Total other income (expense), net	5,886	(2,836)

Income before minority interest in Calamos Holdings LLC and income taxes	64,656	46,153
Minority interest in Calamos Holdings LLC	49,623	35,535

Income before income taxes	15,033	10,618
Income taxes	6,028	4,247

Net income	$9,005	$6,371

Earnings per share, basic	$0.39	$0.28

Weighted average shares outstanding, basic	23,161,998	23,000,100

Calculation of earnings per share, diluted, assuming exchange of membership units:
Income before minority interest in Calamos Holdings LLC and income taxes	$64,656	$46,153
Impact of income taxes	25,927	18,461

Earnings available to common shareholders	$38,729	$27,692

Earnings per share, diluted	$0.38	$0.28

Weighted average shares outstanding, diluted	100,973,155	100,598,485

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CALAMOS ASSET MANAGEMENT, INC.

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Quarter Ended March 31,		Change
	2006	2005	Amount	Percent
Mutual Funds
Beginning assets under management	$31,898	$26,951	$4,947	18%
Net purchases	1,368	1,551	(183)	12
Market appreciation (depreciation)	1,748	(1,136)	2,884	254

Ending assets under management	35,014	27,366	7,648	28

Average assets under management	33,889	27,157	6,732	25

Separate Accounts
Beginning assets under management	11,907	11,024	883	8
Net purchases	72	403	(331)	82
Market appreciation (depreciation)	608	(547)	1,155	211

Ending assets under management	12,587	10,880	1,707	16

Average assets under management	12,377	10,891	1,486	14

Total Assets Under Management
Beginning assets under management	43,805	37,975	5,830	15
Net purchases	1,440	1,954	(514)	26
Market appreciation (depreciation)	2,356	(1,683)	4,039	240

Ending assets under management	47,601	38,246	9,355	24

Average assets under management	$46,266	$38,048	$8,218	22%

	At March 31,		Change
	2006	2005	Amount	Percent
Mutual Funds
Open-end funds	$28,838	$21,482	$7,356	34%
Closed-end funds	6,176	5,884	292	5

Total mutual funds	35,014	27,366	7,648	28
Separate Accounts
Institutional accounts	4,647	3,347	1,300	39
Managed accounts	7,032	6,911	121	2
Private client accounts	808	549	259	47
Alternative investments	100	73	27	37

Total separate accounts	12,587	10,880	1,707	16

Ending assets under management	$47,601	$38,246	$9,355	24%

	At March 31,		Change
Assets by Strategy	2006	2005	Amount	Percent
Equity	$26,314	$18,177	$8,137	45%
Balanced	12,068	10,269	1,799	18
Convertible	5,814	6,510	(696)	11
High Yield	2,874	2,766	108	4
Alternative	531	524	7	1

Ending assets under management	$47,601	$38,246	$9,355	24%

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